EXHIBIT 10.4

THIRD AMENDMENT TO
AMENDED AND RESTATED PERFORMANCE UNDERTAKING

THIS THIRD AMENDMENT TO AMENDED AND RESTATED PERFORMANCE UNDERTAKING, dated as of September 18, 2019 (this “Amendment”) is executed by AMERISOURCEBERGEN CORPORATION, a Delaware corporation (the “Performance Guarantor”).
R E C I T A L S
A.    The Performance Guarantor executed in favor of Amerisource Receivables Financial Corporation that certain Amended and Restated Performance Undertaking Agreement, dated as of December 2, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Undertaking”).
B.    The Performance Guarantor desire to enter into this Amendment to amend the
Undertaking.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor:
1.    Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Undertaking, including by reference therein.
2.    Amendments to the Undertaking. The Undertaking is hereby amended as follows:
2.1    Clause (b)(i) of the definition of “Guaranteed Obligations” as set forth in Section 1 of the Undertaking is hereby replaced in its entirety with the following:
“(i) as Servicer under the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010, by and among Recipient, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the various Purchaser Groups from time to time party thereto, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrator (as amended, restated or otherwise modified, the “Receivables Purchase Agreement” and, together with the Sale Agreement, the “Agreements”) or”
2.2    Section 6(e) of the Undertaking is hereby replaced in its entirety with the following:
“(e)    Taxes. Performance Guarantor has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) any taxes that are being contested in good faith by appropriate proceedings and for which Performance Guarantor has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on its financial conditions or results of operations.”
2.3    Section 6(g) of the Undertaking is hereby replaced in its entirety with the following:
“(g)    Financial Covenant. Performance Guarantor shall comply at all times with the covenant set forth in Section 6.05 of the Credit Agreement (without giving effect to any amendment, waiver, termination, supplement or other modification thereof unless consented to by the Administrator and the Required Purchaser Agents).”
3.    Representations and Warranties. The Performance Guarantor represents and warrants that:

(a) Representations and Warranties. Each representation and warranty made by it in the Undertaking, as amended by this Amendment, and in the other Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true as of such earlier date).
(b)    Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Undertaking (as amended hereby) are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each of this Amendment and the Undertaking (as amended hereby) is its valid and legally binding obligations, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
4.    Effect of Amendment. All provisions of the Undertaking, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Undertaking to “this Undertaking”, “hereof”, “herein”, or words of similar effect referring to the Undertaking shall be deemed to be references to the Undertaking, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Undertaking (or any related document or agreement) other than as set forth herein.
5.    Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) subject to the condition precedent each Purchaser Agent shall have received, on or before the Effective Date, each of the following, each in form and substance satisfactory to each Purchaser Agent:
(a)    counterparts of this Amendment, duly executed by the parties hereto; and
(b)    such other documents and instruments as a Purchaser may reasonably request.
6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
7.    Governing Law. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
8.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any other Transaction Document or any provision hereof or thereof.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERISOURCEBERGEN
CORPORATION

By: /s/ J.F. Quinn
Name: J.F. Quinn
Title: Vice President & Corporate Treasurer

Acknowledged and Agreed to:
AMERISOURCE RECEIVABLES
FINANCIAL CORPORATION

By: /s/ J.F. Quinn
Name: J.F. Quinn
Title: Vice President & Corporate Treasurer

MUFG BANK, LTD., as Administrator

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD., as Purchaser
Agent for Victory Receivables Corporation

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

THE BANK OF NOVA SCOTIA,
as Purchaser Agent for Liberty Street Funding LLC

By: /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By: /s/ Eric Bruno
Name: /s/ Eric Bruno
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Purchaser Agent for Wells Fargo Bank,
National Association

By: /s/ Eero Maki
Name: Eero Maki
Title: Managing Director

MIZUHO BANK, LTD.,
as a Purchaser Agent

By: /s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

THE TORONTO-DOMINION BANK,
as a Purchaser Agent

By: /s/ Bradley Purkis
Name: Bradley Purkis
Title: Managing Director